     Exhibit 99.1

Net 1 UEPS Technologies, Inc. Reports Third Quarter 2019 Results

JOHANNESBURG, May 9, 2019 – Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the third fiscal quarter ended March 31, 2019.

Q3 2019 Highlights:

  Revenue of $86.5 million, GAAP EPS of $(0.96) and Fundamental EPS of $(0.62)
  Fundamental EPS of ($0.62) includes $25.2 million, or $0.44 per share of non-cash fair value loss adjustments for Cell C, net of tax, and the impairment of the Cedar Cell note;
  Operating loss of $21.7 million, Adjusted EBITDA improved sequentially to a loss of $(1.1) million;
  Early-settlement of long-term South African debt on May 3, 2019; net cash of $24 million at March 31, 2019;
  Monetization of DNI commenced with reduction of ownership from 55% to 30.4% since March 2019; DNI given a call option to acquire the remaining 30.4% at an exercise price of $59.3 million prior to December 31, 2019; and
  Active EPE accounts remained stable at 1.1 million as of March 31, 2019.

“We are pleased that our core South African operations demonstrated far more stability during the third-quarter, allowing us to focus on our extensive cost-containment exercise, a significant reduction of debt and other obligations, and the first steps towards the realization of value of some of our assets,” said Herman Kotzé, CEO. “The retrenchment of thousands of Net1 family members has been one of the most difficult processes we have ever faced and we completed the necessary actions to remain on track to achieve a monthly EBITDA-neutral position for our South African operations by the end of Q4 2019. The Board and management remain squarely focused on reviewing all options available for the Group, and will provide updates when there are tangible actions to report.”

“In Korea, our advisors are actively engaged with management to execute the near-term action items to drive higher growth and profitability, and in parallel, our Board, with financial advisors, is reviewing the strategic alternatives for this business. Cell C is focused on managing its near-term liquidity constraints, closing its transaction with a new minority investor and improving the performance of the business. Our other equity investments continued to perform in line with expectations during the quarter,” continued Kotzé. “With the deleveraging of the balance sheet that has been achieved since our last report, we remain comfortable with our liquidity position for the next 12 months.”

Subsequent Event
On February 28, 2019, we entered into a transaction which reduced our shareholding in DNI from 55% to 38%. The transaction closed on March 31, 2019. On May 3, 2019, we entered into an agreement which further reduced our shareholding in DNI from 38% to 30.4% through the sale of shares in DNI to FirstRand Bank Limited, acting through its Rand Merchant Bank division, for a transaction consideration of ZAR 215.0 million ($14.9 million, translated at exchange rates applicable as of May 3, 2019). The company utilized the sale proceeds and ZAR 15.0 million ($1.0 million, translated at exchange rates applicable as of May 3, 2019) of its cash reserves to early-settle its outstanding long-term borrowings. On May 3, 2019, we also entered into an agreement, in which we granted a call option to DNI to acquire our retained 30.4% interest in DNI. The option expires on December 31, 2019, and may be exercised at any time during this period. The option strike price for our remaining 30.4% interest is ZAR 859.3 million, or $59.3 million, translated at exchange rates applicable as of May 3, 2019, less any special distributions made by DNI.

Summary Financial Metrics

	Three months ended March 31,
	2019	2018
		As	% change		% change
		restated(1)	in USD		in ZAR
(All figures in USD ‘000s except per share data)
Revenue	86,484	162,721	(47%	)	(37%	)
GAAP operating (loss) income	(21,683)	7,564	nm		nm
Adjusted (negative) EBITDA(2)	(1,082)	34,335	nm		nm
GAAP (loss) earnings per share ($)	(0.96)	0.57	nm		nm
Continuing	(0.88)	0.51	nm		nm
Discontinued	(0.08)	0.06	nm		nm
Fundamental (loss) earnings per share ($)(2)	(0.62)	0.95	nm		nm
Fully-diluted shares outstanding (‘000’s)	56,828	56,777	0%
Average period USD/ ZAR exchange rate	14.17	11.95	19%
Non-cash adjustments included (before tax impact):	39,726	(17,399)	nm
Allowance for doubtful finance loans receivables	396	579	(32%	)
Change in fair value of equity securities	26,263	(37,843)	nm
Loss on disposal of DNI	5,140	-	nm
Impairment loss	5,305	19,865	(73%	)
Impairment of Cedar Cell note	2,622	-	nm

	Nine months ended March 31,
	2019	2018
		As	% change		% change
		restated(1)	in USD		in ZAR
(All figures in USD ‘000s except per share data)
Revenue	309,518	463,695	(33%	)	(26%	)
GAAP operating (loss) income	(63,862)	48,877	nm		nm
Adjusted (negative) EBITDA(2)	(11,872)	102,774	nm		nm
GAAP (loss) earnings per share ($)	(2.18)	1.08	nm		nm
Continuing	(2.16)	1.02	nm		nm
Discontinued	(0.02)	0.06	nm		nm
Fundamental (loss) earnings per share ($)(2)	(1.48)	1.77	nm		(188%	)
Fully-diluted shares outstanding (‘000’s)	56,819	56,842	(0%	)
Average period USD/ ZAR exchange rate	14.27	12.89	11%
Non-cash adjustments included (before tax impact):	97,727	(6,418)	nm
Allowance for doubtful finance loans receivables	31,638	11,560	174%
Change in fair value of equity securities	42,099	(37,843)	nm
Loss on disposal of DNI	5,140	-	nm
Impairment loss	13,496	19,865	(32%	)
Impairment of Cedar Cell note	5,354	-	nm

(1) As previously reported and more fully described in Note 1 to the consolidated financial statements contained in the Form 10-K/A filed on December 6, 2018, the Company restated its 2018 consolidated financial statements, to correctly classify and record the change in fair value of its investment in Cell C. The financial information for the three and nine months ended March 31, 2018, has been restated with the effect of increasing GAAP net (loss) income by $29,366, and GAAP (loss) net income by $0.52.

(2) Adjusted negative EBITDA and fundamental (loss) earnings per share are non-GAAP measures and are described below under “Use of Non-GAAP Measures—negative EBITDA and Adjusted negative EBITDA, and —Fundamental net (loss) income and fundamental (loss) earnings per share.” See Attachment B for a reconciliation of GAAP operating (loss) income to negative EBITDA and Adjusted negative EBITDA, and GAAP net (loss) income to fundamental net (loss) income and (loss) earnings per share.

Factors impacting comparability of our Q3 2019 and Q3 2018 results

  Decline in revenue: Our revenues declined 37% in ZAR primarily due to the expiration of our SASSA contract, significant decline in EPE account numbers driven by SASSA’s auto-migration of accounts to SAPO, and a reduction in EPE-related financial and value-added services and transaction fees due to a smaller customer base, but partially offset by the inclusion of DNI;
  Increase in operating losses: Lower revenue, coupled with a high-fixed cost infrastructure and write-downs due to limited recoverability of dues from customers, resulted in an operating loss. During the Q3 2019, we commenced with a restructuring of our South African operations to bring our cost structure in-line with our current customer base, and expect to reach break-even on a cash basis by the end of the Q4 2019. We incurred $4.5 million in retrenchment costs during Q3 2019;
  Non-cash losses, impairments and fair-value adjustments: We incurred a $5.1 million non-cash loss on disposal of DNI, an impairment loss of $5.3 million related to DNI intangibles, a fair value adjustment loss of $26.3 million for Cell C and a $2.6 million impairment of our Cedar Cell note; and
  Adverse foreign exchange movements: The U.S. dollar appreciated 19% against the ZAR and 6% against the KRW during Q3 2019, which adversely impacted our reported results.

Results of Operations by Segment and Liquidity

     South African transaction processing

Segment revenue was $17.4 million in Q3 2019, down 72% on a constant currency basis compared with Q3 2018. The decrease in segment revenue and operating income was primarily due to the substantial decrease in the number of SASSA grant recipients paid under our SASSA contract as the contract ended at the end of Q1 2019. Our revenue and operating income was also adversely impacted by the significant reduction in the number of SASSA grant recipients with SASSA-branded Grindrod cards linked to Grindrod bank accounts as well as a lower number of EPE accounts. These decreases in revenue and operating income were partially offset by higher transaction revenue as a result of increased usage of our ATMs. Operating income for this operating segment for Q3 2019 included retrenchment costs of $3.0 million (ZAR 41.7 million). Our operating (loss) income margin for Q3 2019 and 2018 was (74.6%) and 17.3%, respectively. Excluding restructuring costs, the operating loss margin for Q3 2019 was (57.5%) ..

     International transaction processing

Segment revenue was $34.4 million in Q3 2019, down 12% compared with Q3 2018 in constant currency. Segment revenue was lower during Q3 2019, primarily due to a contraction in IPG transactions processed, specifically meaningfully lower crypto-exchange and China processing activity, and modestly lower KSNET revenue as a result of lower transaction values processed. Operating income during Q3 2018 was adversely impacted by a $19.9 million impairment loss and positively impacted by an ad hoc refund of indirect taxes of $2.5 million in Korea. Excluding the impact of the impairment loss and the ad hoc tax refund, operating income during Q3 2019 was lower compared to fiscal 2018 due to the decrease in IPG revenues and resulting from these lower revenues, and partially offset by an improved contribution from KSNET, primarily as a result of a lower depreciation expense. Operating income (loss) margin for Q3 2019 and 2018 was 5.6% and (32.2%), respectively. Excluding the goodwill impairment and ad hoc tax refund, segment operating income and margin for fiscal 2018 were $2.4 million and 5.2%, respectively.

     Financial inclusion and applied technologies

Segment revenue was $36.7 million in Q3 2019, down 27% compared with Q3 2018 in constant currency. Segment revenue decreased primarily due to fewer prepaid airtime and value-added services sales, lower lending and insurance revenue, and a decrease in inter-segment revenues, partially offset by the inclusion of DNI. Operating income was significantly lower than Q3 2018, primarily due to lower revenue generation and higher expenses incurred to maintain and expand our financial service infrastructure, partially offset by the contribution from DNI. Operating income for this operating segment for Q3 2019 included retrenchment costs of $1.6 million (ZAR 22.1 million). Excluding the retrenchment costs, segment operating income and margin for fiscal 2019 were $4.8 million and 13.2% respectively.

     Corporate/eliminations

Our corporate expenses increased primarily due to a $5.3 million impairment loss as well as higher acquired intangible asset amortization, non-employee director expenses, transaction-related expenditures and external service provider fees.

     Cash flow and liquidity

At March 31, 2019, our cash and cash equivalents were $48.8 million and comprised ZAR-denominated balances of ZAR 263.0 million ($18.2 million), KRW-denominated balances of KRW 17.2 billion ($15.1 million), U.S. dollar-denominated balances of $10.7 million, and other currency deposits, primarily Botswana pula, of $4.7 million, all amounts translated at exchange rates applicable as of March 31, 2019. The decrease in our unrestricted cash balances from June 30, 2018, was primarily due to significantly weaker trading activities, scheduled debt repayments, dividend payments to non-controlling interests and capital expenditures, which was partially offset by the contribution from the inclusion of DNI, and a decrease in our South African lending book.

Excluding the impact of interest received, interest paid under our South Africa debt and taxes, the decrease in cash provided is primarily due to significantly weaker trading activity during fiscal 2019 compared to 2018. Capital expenditures for Q3 2019 and 2018 were $1.6 million and $4.2 million, respectively, and have decreased primarily due to the acquisition of fewer ATMs in South Africa and computer equipment to maintain our processing activities. We made a scheduled South African debt facility payment of $10.5 million (ZAR 151 million).

Operating metrics and supplemental presentation for Q3 2019 Results

Our updated operating metrics have been posted on our website (www.net1.com). A supplemental presentation for Q3 2019 will be posted to the Investor Relations page of our website – ir.net1.com one hour prior to our earnings call on Friday, May 10, 2019.

Conference Call

We will host a conference call to review these results on May 10, 2019, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 080-020-0648 (South Africa only) ten minutes prior to the start of the call. Callers should request “Net1 call” upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through May 30, 2019.

Use of Non-GAAP Measures

US securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the directly comparable GAAP measures. The presentation of negative EBITDA, adjusted negative EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

     EBITDA and adjusted EBITDA

(Loss) Earnings before interest, tax, depreciation and amortization (“EBITDA”) is GAAP operating (loss) income adjusted for depreciation and amortization and, if applicable, impairment losses. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued, retrenchment costs incurred, an allowance for doubtful Mastertrading working capital finance loans receivable, a refund of indirect taxes in Korea, and (loss) profits realized on the sale of a business.

vFundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), the amortization of intangible assets (net of deferred taxes) related to equity-accounted investments, stock-based compensation charges and reversals, the amortization of South African and South Korean debt facility fees and unusual non-recurring items, including the impairment loss, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2019 also includes an adjustment for the loss incurred on the disposal of DNI, retrenchment costs incurred, accretion of interest related to the DNI contingent consideration, and for the non-controlling interest portion of the amortization of intangible assets (net of deferred taxes). Fundamental net income and earnings per share for fiscal 2018 also includes adjustments for an allowance for doubtful working capital finance receivables, refund of indirect taxes in Korea, the impact of changes in tax laws in the U.S and a gain realized on the sale of XeoHealth.

We provide earnings guidance only on a non-GAAP basis and do not provide a reconciliation of forward-looking fundamental (loss) earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on past experience, could be material.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metric enhances its own evaluation, as well as an investor’s understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

     Headline (loss) earnings per share (“H(L)EPS”)

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment loss and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance and through DNI is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra
Group Vice President, Investor Relations
Phone: +1 917-767-6722
Email: dchopra@net1.com

Media Relations Contact:
Bridget von Holdt
Business Director – BCW
Phone: +27-82-610-0650
Email: bridget.vonholdt@bm-africa.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended		Nine months ended
	March 31,		March 31,
	2019	2018	2019	2018
		(As		(As
		restated)		restated)
	(In thousands, except per share data)		(In thousands, except per share data)

REVENUE	$86,484	$162,721	$309,518	$463,695

EXPENSE

Cost of goods sold, IT processing, servicing and support	50,179	77,860	173,680	226,506

Selling, general and administration	42,802	48,091	155,676	141,417

Depreciation and amortization	9,881	9,341	30,528	27,030

Impairment loss	5,305	19,865	13,496	19,865

OPERATING (LOSS) INCOME	(21,683)	7,564	(63,862)	48,877

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	(26,263)	37,843	(42,099)	37,843

LOSS ON DISPOSAL OF DNI	5,140	-	5,140	-

INTEREST INCOME, net of impairment	(959)	5,154	586	14,903

INTEREST EXPENSE	3,493	2,426	9,030	6,872

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(57,538)	48,135	(119,545)	94,751

INCOME TAX (BENEFIT) EXPENSE	(2,490)	19,418	1,702	39,757

NET (LOSS) INCOME BEFORE EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(55,048)	28,717	(121,247)	54,994

(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(464)	3,960	(338)	7,389

NET (LOSS) INCOME	(55,512)	32,677	(121,585)	62,383
Continuing	(50,784)	29,386	(124,275)	57,181
Discontinued	(4,728)	3,291	2,690	5,202

(ADD) LESS NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(728)	302	2,339	903
Continuing	(485)	302	(1,362)	903
Discontinued	(243)	-	3,701	-

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	$(54,784)	$32,375	$(123,924)	$61,480
Continuing	(50,299)	29,084	(122,913)	56,278
Discontinued	(4,485)	3,291	(1,011)	5,202

Net (loss) income per share, in U.S. dollars
Basic (loss) earnings attributable to Net1 shareholders	$(0.96)	$0.57	$(2.18)	$1.08
Continuing	$(0.88)	$0.51	$(2.16)	$1.02
Discontinued	$(0.08)	$0.06	$(0.02)	$0.06
Diluted (loss) earnings attributable to Net1 shareholders	$(0.96)	$0.57	$(2.18)	$1.08
Continuing	$(0.88)	$0.51	$(2.16)	$1.02
Discontinued	$(0.08)	$0.06	$(0.02)	$0.06

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2019	2018(A)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$48,757	$87,075
Restricted cash	74,181	-
Pre-funded social welfare grants receivable	-	2,965
Accounts receivable, net and other receivables	80,150	93,448
Finance loans receivable, net	25,217	61,463
Inventory	7,861	10,361
Current assets of discontinued operation	-	22,482
Total current assets before settlement assets	236,166	277,794
Settlement assets	66,222	149,047
Total current assets	302,388	426,841
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of – March: $131,212;
June: $126,026	19,889	25,737
EQUITY-ACCOUNTED INVESTMENTS	167,497	87,992
GOODWILL	156,499	169,079
INTANGIBLE ASSETS, net of accumulated amortization of – March: $128,724; June: $121,466	15,719	27,129
DEFERRED INCOME TAXES	2,862	5,751
OTHER LONG-TERM ASSETS, including reinsurance assets	174,903	235,032
LONG-TERM ASSETS OF DISCONTINUED OPERATION	-	241,729
TOTAL ASSETS	839,757	1,219,290
LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	74,181	-
Short-term credit facilities	8,865	-
Accounts payable	14,743	21,106
Other payables	37,936	41,645
Current portion of long-term borrowings	15,823	44,079
Income taxes payable	4,958	5,742
Current liabilities of discontinued operation	-	20,914
Total current liabilities before settlement obligations	156,506	133,486
Settlement obligations	66,222	149,047
Total current liabilities	222,728	282,533
DEFERRED INCOME TAXES	6,299	17,485
LONG-TERM BORROWINGS	-	5,469
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,273	30,289
LONG-TERM LIABILITIES OF DISCONTINUED OPERATION	-	37,412
TOTAL LIABILITIES	231,300	373,188
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK	107,672	107,672
EQUITY
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury - March: 56,815,925; June: 56,685,925	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	277,950	276,201
TREASURY SHARES, AT COST: March: 24,891,292; June: 24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(204,338)	(184,436)
RETAINED EARNINGS	713,701	837,625
TOTAL NET1 EQUITY	500,442	642,519
NON-CONTROLLING INTEREST	343	95,911
TOTAL EQUITY	500,785	738,430
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ EQUITY	$839,757	$1,219,290
(A) – Derived from audited financial statements filed on Form 10-K/A on December 6, 2018

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Nine months ended
	March 31,		March 31,
	2019	2018	2019	2018
		(as restated)		(as restated()
	(In thousands)		(In thousands)
Cash flows from operating activities
Net (loss) income	$(55,512)	$32,677	$(121,585)	$62,383
Depreciation and amortization	9,881	9,341	30,528	27,030
Impairment loss	5,305	19,865	13,496	19,865
Allowance for doubtful accounts receivable charged	396	579	31,638	11,560
Loss (Earnings) from equity-accounted investments	464	(3,960)	338	(7,389)
Interest on Cedar Cell note, net of impairment	2,044	(587)	3,404	(769)
Change in fair value of equity securities	26,263	(37,843)	42,099	(37,843)
Fair value adjustments and foreign currency re-measurements	90	(110)	91	(209)
Interest payable	53	(17)	294	(264)
Facility fee amortized	51	120	206	467
(Profit) Loss on disposal of property, plant and equipment	(147)	(50)	(413)	71
Loss (Profit) on disposal of business	5,140	-	5,140	(463)
Stock-based compensation charge, net	487	575	1,672	2,010
Dividends received from equity accounted investments	-	1,946	454	4,111
Decrease (Increase) in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	(14,938)	41,679	6,533	(2,438)
Decrease (Increase) in inventory	1,451	1,072	3,612	(2,776)
Increase (Decrease) in accounts payable and other payables	8,196	2,827	(11,339)	5,775
Increase in taxes payable	795	9,007	2,142	8,091
(Decrease) Increase in deferred taxes	(4,153)	7,824	(11,223)	8,252
Net cash (used in) provided by operating activities	(14,134)	84,945	(2,913)	97,464
Cash flows from investing activities
Capital expenditures	(1,615)	(4,225)	(7,280)	(7,801)
Proceeds from disposal of property, plant and equipment	295	160	781	575
Disposal of DNI	(2,114)	-	(2,114)	-
Investment in equity of equity-accounted investments	(489)	(18,597)	(2,989)	(132,335)
Acquisition of intangible assets	-	-	(1,384)	-
Investment in MobiKwik	-	-	(1,056)	-
Proceeds on return of investment	-	-	284	-
Investment in Cell C	-	-	-	(151,003)
Loans to equity-accounted investments	-	(10,635)	-	(10,635)
Acquisition of held to maturity investment	-	-	-	(9,000)
Other investing activities	-	300	-	146
Net change in settlement assets	(1,083)	43,222	76,879	280,390
Net cash (used in) provided by investing activities	(5,006)	10,225	63,121	(29,663)
Cash flows from financing activities
Proceeds from bank overdraft	278,288	9,802	584,525	42,372
Repayment of bank overdraft	(257,097)	(42,650)	(502,823)	(56,993)
Repayment of long-term borrowings	(12,499)	(15,826)	(36,310)	(60,967)
Long-term borrowings utilized	3,609	17,726	14,613	113,157
Dividends paid to non-controlling interest	(1,148)	-	(4,085)	-
Payment of guarantee fee	-	(202)	(394)	(754)
Net change in settlement obligations	1,083	(43,222)	(76,879)	(280,390)
Net cash provided by (used in) financing activities	12,236	(74,372)	(21,353)	(243,575)
Effect of exchange rate changes on cash	(3,199)	1,478	(5,971)	4,489
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,103)	22,276	32,884	(171,285)
Cash, cash equivalents and restricted cash – beginning	133,041	64,896	90,054	258,457
Cash, cash equivalents and restricted cash – end of period (1)	$122,938	$87,172	$122,938	$87,172

(1) Cash, cash equivalents and restricted cash as of March 31, 2019, includes restricted cash of approximately $74.2 million related to cash withdrawn from the Company’s various debt facilities to fund ATMs. This cash may only be used to fund ATMs and is considered restricted as to use and therefore is classified as restricted cash.

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating income and operating margin:

Three months ended March 31, 2019 and 2018 and December 31, 2018

								Change –
								constant
				Change - actual				exchange rate(1)
				Q3 ‘19		Q3 ‘19		Q3 ‘19		Q3 ‘19
Key segmental data, in ’000, except				vs		vs		vs		vs
margins	Q3 ‘19	Q3 ‘18	Q2 ‘19	Q3‘18		Q2 ‘19		Q3‘18		Q2 ‘19
Revenue:
South African transaction processing	$17,374	$73,508	$21,970	(76%	)	(21%	)	(72%	)	(22%	)
International transaction processing .	34,358	46,240	38,124	(26%	)	(10%	)	(12%	)	(11%	)
Financial inclusion and applied technologies	36,650	59,574	38,755	(38%	)	(5%	)	(27%	)	(6%	)
Continuing	18,808	59,574	19,047	(68%	)	(1%	)	(63%	)	(2%	)
Discontinued	17,842	-	19,708	nm		(9%	)	nm		(10%	)
Subtotal: Operating segments	88,382	179,322	98,849	(51%	)	(11%	)	(42%	)	(12%	)
Intersegment eliminations	(1,898)	(16,601)	(1,699)	(89%	)	12%		(86%	)	11%
Consolidated revenue	86,484	162,721	97,150	(47%	)	(11%	)	(37%	)	(12%	)
Continuing	68,642	$162,721	77,442	(58%	)	(11%	)	(50%	)	(12%	)
Discontinued	$17,842	$-	$19,708	nm		(9%	)	nm		(10%	)
Operating (loss) income:
South African transaction processing	($12,954)	$12,719	($11,830)	nm		10%		nm		8%
International transaction processing .	1,909	(14,892)	(4,043)	nm		nm		nm		nm
Financial inclusion and applied technologies	3,227	14,968	(18,538)	(78%	)	nm		(74%	)	nm
Continuing	(4,911)	14,968	(26,968)	(133%	)	nm		(139%	)	nm
Discontinued	8,138	-	8,430	nm		(3%	)	nm		(4%	)
Subtotal: Operating segments	(7,818)	12,795	(34,411)	nm		(77%	)	nm		(78%	)
Corporate/Eliminations	(13,865)	(5,231)	(8,664)	165%		60%		214%		58%
Continuing	(6,399)	(5,231)	(6,061)	22%		6%		45%		4%
Discontinued	(7,466)	-	(2,603)	nm		187%		nm		184%
Consolidated operating
(loss) income	(21,683)	7,564	(43,075)	nm		(50%	)	nm		(50%	)
Continuing	(22,355)	7,564	(48,902)	nm		(54%	)	nm		(55%	)
Discontinued	$672	$-	$5,827	nm		(88%	)	nm		(89%	)
Operating (loss) income margin
(%)
South African transaction processing	(74.6% )	17.3%	(53.8% )
International transaction processing .	5.6%	(32.2% )	(10.6% )
Financial inclusion and applied technologies	8.8%	25.1%	(47.8% )
Continuing	(26.1% )	25.1%	(141.6% )
Discontinued	45.6%	nm	42.8%
Consolidated operating margin	(25.1% )	4.6%	(44.3% )
Continuing	(32.6% )	4.6%	(63.1% )
Discontinued	3.8%	nm	29.6%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q3 2019 also prevailed during Q3 2018 and Q2 2019.

Nine months ended March 31, 2019 and 2018

					Change –
					constant
			Change -		exchange
			actual		rate(1)
			F2019		F2019
			vs		vs
Key segmental data, in ’000, except margins	F2019	F2018	F2018		F2018
Revenue:
South African transaction processing	$77,093	$204,093	(62%	)	(58%	)
International transaction processing	111,869	136,447	(18%	)	(9%	)
Financial inclusion and applied technologies	128,611	168,018	(23%	)	(15%	)
Continuing	72,274	168,018	(57%	)	(52%	)
Discontinued	56,337	-	nm		nm
Subtotal: Operating segments	317,573	508,558	(38%	)	(31%	)
Intersegment eliminations	(8,055)	(44,863)	(82%	)	(80%	)
Consolidated revenue	309,518	463,695	(33%	)	(26%	)
Continuing	253,181	463,695	(45%	)	(40%	)
Discontinued	$56,337	$-	nm		nm

Operating (loss) income:
South African transaction processing	($28,297)	$38,521	(173%	)	(181%	)
International transaction processing	628	(14,567)	(104%	)	(105%	)
Financial inclusion and applied technologies	(4,009)	41,625	(110%	)	(111%	)
Continuing	(28,409)	41,625	(168%	)	(176%	)
Discontinued	24,400	-	nm		nm
Subtotal: Operating segments	(31,678)	65,579	(148%	)	(153%	)
Corporate/Eliminations	(32,184)	(16,702)	93%		113%
Continuing	(19,465)	(16,702)	17%		29%
Discontinued	(12,719)	-	nm		nm
Consolidated operating (loss) income	(63,862)	48,877	(231%	)	(245%	)
Continuing	(75,543)	48,877	(255%	)	(271%	)
Discontinued	$11,681	$-	nm		nm

Operating (loss) income margin (%)
South African transaction processing	(36.7% )	18.9%
International transaction processing	0.6%	(10.7% )
Financial inclusion and applied technologies	(3.1% )	24.8%
Continuing	(39.3% )	24.8%
Discontinued	43.3%	nm
Consolidated operating margin	(20.6% )	10.5%
Continuing	(29.8% )	10.5%
Discontinued	20.7%	nm

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the year to date fiscal 2019 also prevailed during the year to date fiscal 2018.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative (loss) earnings from our equity-accounted investments:

			%				%
	Q3 2019	Q3 2018	change		F2019	F2018	change
Bank Frick	($90)	$653	nm		($1,895)	$975	nm
Share of net income	52	747	(93%	)	616	1,234	(50%	)
Amortization of intangible assets, net of deferred tax	(142)	(94)	51%		(427)	(259)	65%
Other	-	-	nm		(2,084)	-	nm
DNI(1)	-	3,291	nm		-	5,202	nm
Share of net income	-	3,628	nm		-	6,868	nm
Amortization of intangible assets, net of deferred tax	-	(337)	nm		-	(1,666)	nm
Finbond(2)	-	-	nm		1,875	1,101	70%
Other	(374)	16	nm		(318)	111	nm
(Loss) earnings from equity- accounted investments	($464)	$3,960	nm		($338)	$7,389	nm

(1) DNI was accounted for using the equity method in fiscal 2018 and has been consolidated from June 30, 2018, following the acquisition of a controlling interest in the company. DNI is included in our Financial inclusion and applied technologies operating segment from the acquisition date.
(2) Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first quarter and its annual results during our fourth quarter and we record those results in our results during those quarters.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating (loss) income to negative EBITDA and adjusted negative EBITDA:

Three and nine months and year ended March 31, 2019 and 2018

	Three months ended		Nine months ended
	March 31,		March 31,
	2019	2018	2019	2018

Operating (loss) income - GAAP	(21,683)	7,564	(63,862)	48,877

Depreciation and amortization	9,881	9,341	30,528	27,030
Impairment loss	5,305	19,865	13,496	19,865
(Negative) EBITDA	(6,497)	36,770	(19,838)	95,772
Retrenchment costs	4,542	-	5,243	-
Transaction costs	873	110	2,723	2,207
Refund of Korean indirect taxes	-	(2,545)	-	(2,545)
Non-recurring Mastertrading allowance for doubtful accounts	-	-	-	7,803
(Loss) Profit on disposal of subsidiary	-	-	-	(463)
Adjusted (negative) EBITDA	(1,082)	34,335	(11,872)	102,774

Reconciliation of GAAP net (loss) income and (loss) earnings per share, basic, to fundamental net (loss) income and (loss) earnings per share, basic:

Three months ended March 31, 2019 and 2018

			(L)EPS,				(L)EPS,
	Net (loss) income		basic		Net (loss) income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018

GAAP	(54,784)	32,375	(0.96)	0.57	(815,439)	386,814	(14.35)	6.80

Impairment loss	5,305	19,865			75,184	237,345
Loss on disposal of DNI	5,140	-			72,845	-
Intangible asset amortization, net.	4,380	2,268			62,080	27,096
Retrenchment costs, net	3,270	-			45,915	-
Accreted interest on DNI contingent consideration	1,012	-			14,335	-
Intangible asset amortization, net
related to non-controlling interest	(918)	-			(13,008)	-
Stock-based compensation charge	578	575			8,190	6,870
Transaction costs	873	110			12,371	1,314
Intangible asset amortization, net related to equity accounted investments	142	431			2,012	10,701
Facility fees for debt	51	120			723	1,434
Refund related to litigation finalized in Korea, net	-	(1,985)			-	(23,717)
Fundamental	(34,951)	53,759	(0.62)	0.95	(534,792)	647,857	(9.41)	11.40

Nine months ended March 31, 2019 and 2018

			(L)EPS,				(L)EPS,
	Net (loss) income		basic		Net (loss) income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018

GAAP	(123,924)	61,480	(2.18)	1.08	(1,705,572)	792,686	(30.03)	13.96

Intangible asset amortization, net	13,502	6,644			192,633	85,666
Impairment loss	13,496	19,865			192,551	256,128
Loss on disposal of DNI	5,140	-			73,333	-
Retrenchment costs, net	3,775				53,087	-
Intangible asset amortization, net related to non-controlling interest	(2,737)	-			(39,047)	-
Transaction costs	2,723	2,050			38,848	26,432
Accreted interest on DNI contingent consideration	1,848	-			26,360	-
Stock-based compensation charge	1,763	2,010			25,152	25,916
Intangible asset amortization, net related to equity accounted investments	427	1,925			6,092	17,835
Facility fees for debt	206	467			2,939	6,021
Non-recurring Mastertrading allowance for doubtful accounts .	-	7,803			-	100,607
Refund related to litigation finalized in Korea, net	-	(1,985)			-	(25,593)
Change in US tax rate	-	860			-	11,088
Profit on disposal of subsidiary	-	(463)			-	(5,970)
Fundamental	(83,781)	100,656	(1.48)	1.77	(1,133,624)	1,290,816	(19.96)	22.73

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net (loss) income used to calculate (loss) earnings per share basic and diluted and headline (loss) earnings per share basic and diluted:

Three months ended March 31, 2019 and 2018

	2019	2018

Net (loss) income (USD’000)	(54,784)	32,375
Adjustments:
Impairment loss	5,305	19,865
Loss on sale of business	5,140	-
Profit on sale of property, plant and equipment	(147)	(50)
Tax effects on above	41	14

Net (loss) income used to calculate headline earnings (USD’000)	(44,445)	52,204
Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings (‘000)	56,828	56,716
Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings (‘000)	56,828	56,777
Headline (loss) earnings per share:
Basic, in USD	(0.78)	0.92
Diluted, in USD	(0.78)	0.92

Nine months ended March 31, 2019 and 2018

	2019	2018

Net (loss) income (USD’000)	(123,924)	61,480
Adjustments:
Impairment loss	13,496	19,865
Loss (Profit) on sale of business	5,140	(463)
Profit on sale of property, plant and equipment	(413)	(50)
Tax effects on above	116	14

Net (loss) income used to calculate headline earnings (USD’000)	(105,585)	80,846
Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings (‘000)	56,795	56,788

Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings (‘000)	56,819	56,842
Headline (loss) earnings per share:
Basic, in USD	(1.86)	1.42
Diluted, in USD	(1.86)	1.42

Calculation of the denominator for headline diluted (loss) earnings per share

	Q3 ‘19	Q3 ‘18	F2019	F2018

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,828	56,716	56,795	56,788
Effect of dilutive securities under GAAP	-	61	24	54
Denominator for headline diluted (loss) earnings per share	56,828	56,777	56,819	56,842

Weighted average number of shares used to calculate headline (loss) earnings per share diluted represent the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline (loss) earnings per share diluted because we do not use the two-class method to calculate headline (loss) earnings per share diluted.